UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2010

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 7, 2010, iGo, Inc. (the “Company”) acquired Aerial7 Industries, Inc. (“Aerial7”), a designer and marketer of innovative headphones for mobile electronic devices and professional audio equipment.
     Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated October 7, 2010 by and among the Company, Mobility Assets, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Aerial7 and the agent for Aerial7’s shareholders, Merger Sub was merged with and into Aerial7 and, as a result, Aerial7 continues as the surviving corporation and is a wholly owned subsidiary of the Company (the “Merger”). The Company acquired all outstanding shares of Aerial7 stock in exchange for aggregate consideration of $3.34 million (the “Merger Consideration”). The Merger Consideration is subject to adjustment based on the working capital position of Aerial7 on the closing date of October 7, 2010, which will be determined no later than thirty (30) days following the closing date. Any adjustment to the Merger Consideration based on the working capital position of Aerial7 will be paid solely from an escrow fund consisting of $250,000 of the Merger Consideration, which was withheld at closing. In addition, the amount in escrow will be held for a period of 12 months from the closing date in order to satisfy any potential indemnification obligations that may arise as a result of the Merger Agreement.
     As part of the Merger, the Company entered into employment agreements with a three year term with the three founders and key employees of Aerial7, Seth Egorin, Phil Johnson and Eljay Driessens. Each of Messrs. Egorin, Johnson and Driessens received grants of 150,000 restricted stock units (“RSUs”) that will vest 33% on each of October 7, 2011 and October 7, 2012, and 34% on October 7, 2013. The RSUs were issued as an inducement for Messrs. Egorin, Johnson and Driessens to accept employment with the Company in connection with the acquisition of Aerial7 and, accordingly, shareholder approval is not required pursuant to Nasdaq Marketplace Rule 5635(c)(4).
     The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which is filed hereto as Exhibit 2.1 to this current report on Form 8-K and which is incorporated herein by reference.
     On October 7, 2010, the Company issued a press release announcing the acquisition of Aerial7 and the related transactions (including the RSU grants). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

     (c) Shell Company Transactions.
     None.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated October 7, 2010 by and among iGo, Inc., Mobility Assets, Inc., Aerial7 Industries, Inc. and Seth Egorin, as Shareholders Agent*
99.1	Press Release issued October 7, 2010

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGO, INC.
Dated: October 7, 2010	By:	/s/ Darryl S. Baker
		Name:	Darryl S. Baker
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
2.1	Agreement and Plan of Merger dated October 7, 2010 by and among iGo, Inc., Mobility Assets, Inc., Aerial7 Industries, Inc. and Seth Egorin, as Shareholders Agent*
99.1	Press Release issued October 7, 2010

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.